UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 28, 2018

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On February 28, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of CytoSorbents Corporation (the “Company”) approved the following equity bonus awards for its executive officers, as set forth below:

Name	Position	Bonus Restricted Stock Units
Phillip P. Chan, MD, PhD	President and Chief Executive Officer	43,000
Vincent J. Capponi	Chief Operating Officer	38,000
Kathleen P. Bloch	Chief Financial Officer	34,700
Eric R. Mortensen	Chief Medical Officer	14,000

The restricted stock units were awarded in the discretion of the Compensation Committee in recognition of the Company’s 2017 performance. The restricted stock units were granted under the Company’s 2014 Long-Term Incentive Plan and have a 10 year term. Vesting as to one-third of the restricted stock units shall occur on each of the date of grant, the first anniversary of the date of grant, and the second anniversary of the date of grant, subject to the grantee’s continued service as of the applicable vesting date, and will be settled into common stock of the Company, $0.001 par value per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2018	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer